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Exhibit 5.2

         [MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
LETTHERHEAD]

March 18, 2002

Electro Scientific Industries, Inc.
13900 N.W. Science Park Drive
Portland, Oregon 97229

Ladies and Gentlemen:

        We have acted as special New York counsel to Electro Scientific Industries, Inc., an Oregon corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the resale by selling security holders of up to $150,000,000 aggregate principal amount of the Company's 4 1/4% Convertible Subordinated Notes due 2006 (the "Notes"). The Notes have been issued under an Indenture, dated as of December 21, 2001 (the "Indenture"), between the Company and BNY Western Trust Company, as trustee (the "Trustee").

        We have examined the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. In addition, we have examined the originals or duplicates, or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinion expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of officers and representatives of the Company and upon the representations and warranties made by the applicable parties to the agreements, instruments and other documents that we have examined.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

        In addition, for purposes of this opinion we have assumed the following:

  (i)
  the Company has been duly incorporated and, since the date of execution of the Indenture, has been validly existing as a corporation under the laws of the State of Oregon;

  (ii)
  the Company has duly authorized, executed and delivered the Indenture and has duly authorized, executed, issued and delivered the Notes under, in each case, the laws of the State of Oregon and any other applicable laws, excepting the laws of the State of New York;

  (iii)
  the Company has full power, authority and legal right to enter into and perform its obligations under, and consummate the transactions contemplated by, the Indenture (including, without limitation, the execution, issuance and delivery of the Notes);

  (iv)
  the execution, delivery and performance of the Indenture and Notes by the Company do not violate the laws of the State of Oregon or any other applicable laws, excepting the laws of the State of New York;

  (v)
  the execution, delivery and performance of the Indenture and the Notes by the Company do not constitute a breach or violation of the Company's Articles of Incorporation or By-Laws or any agreement or instrument which is binding upon the Company;

  (vi)
  the Indenture is the valid and legally binding obligation of the Trustee; and

  (vii)
  the Notes have been duly authenticated by the Trustee.

        Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

        Our opinion is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

        We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act, or the rules and regulations promulgated by the Commission thereunder.

Very truly yours,

/s/ MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

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  Exhibit 5.2